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                             EXHIBIT 5

D'ANCONA & PFLAUM

                                                      Suite 2900
                                                      30 North LaSalle Street
                                                      Chicago, Illinois 60602
                                                      Telephone (312)580-2000
                                                      Telecopier (312)580-0923
                               September 11, 1997


The Middleby Corporation
2850 W. Golf Road, Suite 405
Rolling Meadows, IL 60008

Ladies and Gentlemen:

    In connection with the proposed registration under the Securities Act of 1933, as amended, by The Middleby Corporation, a Delaware corporation (the "Company"), of up to 3,001,500 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), as described in the Company's registration statement on Form S-2 to be filed with the Securities and Exchange Commission (such registration statement, including all amendments and exhibits thereto, being herein called the "Registration Statement"), we hereby advise you that as counsel for the Company we have examined the original or certified copies of the Certificate of Incorporation of the Company and all amendments thereto, the by-laws of the Company, the minute books of the Company, and such other documents and records as we have deemed necessary for the purposes of this opinion.

    Based upon such examination, it is our opinion that:

    (1) the 2,391,500 Shares to be sold by the Company (including up to 391,500 Shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any) are duly authorized and, when issued and sold pursuant to the terms of the Underwriting Agreement included as an exhibit to the Registration Statement, will be legally issued, fully paid and nonassessable; and

    (2) the 610,000 Shares to be sold by the Selling Stockholders referred to in the Registration Statement are duly authorized, legally issued, fully paid and nonassessable.

    We hereby consent to the references to our firm under the heading "Legal Matters" in the Prospectus of the Company included in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             D'ANCONA & PFLAUM



                             By: /s/ Nathaniel Sack
                                 ---------------------------------------
                                     Nathaniel Sack, a Partner